Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is made and entered into in this ___ day of ______2018 (“Effective Date”), by and between Youngevity International, Inc., a Delaware corporation, its successors and assigns (the “Company”), and _________ (“Investor”).

RECITALS

WHEREAS, the Company is in need of capital and is seeking to raise up to $3,000,000 in a limited private offering of common stock of the Company, par value $0.001 per share (the “Common Stock”), to certain existing shareholders of the Company (the “Offering”); and

WHEREAS, Investor has agreed to purchase securities of the Company for  ______ (all securities to be purchased hereunder, including the Purchased Shares, Warrants, Warrant Shares, Advisory Shares and True-Up Shares, being referred to herein as, “Securities”), subject to the terms and conditions hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the sufficiency of which is acknowledged by Investor and Company (each “party” and, collectively, “parties”), the parties hereby agree as follows:

1. PURCHASE AND SALE OF SECURITIES. Upon the terms and subject to the conditions set forth in this Agreement, and in reliance on the representations and warranties of the Investor and Company contained herein, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, ____ shares of the Company’s Common Stock (the “Purchased Shares”), free and clear of any and all liens, claims, options, charges, pledges, security interests, deeds of trust, voting agreements, shareholder agreements, voting trusts, encumbrances, or rights, for $4.75 per share (“Purchase Price”) or $______ total. The Shares will be purchased in two equal tranches of ______ Shares for $_____ each, according to the terms hereof. The closing of the first tranche (“First Closing”) will occur within three days from the Effective Date; the closing of the second tranche (“Second Closing”) will occur within three days from the effectiveness of the Company’s Registration Statement (defined below) with the United States Securities Exchange Commission (“SEC”). Investor’s obligation, to purchase the second tranche of Shares pursuant to the terms of this Agreement at the Second Closing is irrevocable.

2. WARRANTS. Upon the First Closing, the Company shall issue to Investor a warrant, substantially in the form attached hereto as Exhibit A (the “Warrant”), to purchase _____ shares of the Company’s common stock (the “Warrant Shares”) at an exercise price of $4.75 per share, adjusted to the True-up Price (defined below) in accordance with the terms of the Warrant. The Warrant shall be exercisable for a period of three years from the grant date and include a cashless exercise feature and ant-dilution, full ratchet terms for two years.

3. ADVISORY FEE. The Company agrees to issue Investor _____ shares of its common stock as an advisory fee (the “Advisory Shares”); payable in equal tranches of _____ shares upon both the First Closing and the Second Closing.

4. TRUE-UP SHARES. In the event that the average of the 15 lowest closing prices for the Company’s common stock on NASDAQ or other primary trading market for the Company’s common stock (the average of such lowest closing prices being herein referred to, the “True-up Price”) during the period beginning on the Effective Date and ending on the date 90 days from the effective date of the Registration Statement (the “Subsequent Pricing Period”) is less than $4.75 per share, then the Company will issue the Investor additional shares of the Company’s common stock (the “True-up Shares”) within three days from the expiration of the Subsequent Pricing Period, according to the following formula: X= [$_______- (A*B)]/B, where:

X= number of True-up Shares to be issued
A= the number of Purchased Shares acquired by Investor
B= the True-up Price

Notwithstanding the foregoing, in no event may the total number of shares issued under this Agreement, including the Purchased Shares, Warrant Shares, Advisory Shares and True-up Shares issued by the Company exceed ___%(1) of the Company’s issued and outstanding common stock as of the Effective Date, as listed below in Section 9(k).

5. ALLOWANCE FOR LEGAL FEE. A $____ allowance for Investor’s legal fees shall be paid by the Company and deducted from Investor’s first $_____ payment.

6. PAYMENT TERMS.

a.           The Investor will pay the Company the Purchase Price of $_____ ($____-$_____) upon the First Closing.

b.           The Investor will pay the Company the Purchase Price of $_______ upon the Second Closing.

7. REGISTRATION RIGHTS. The Company shall prepare and file with the SEC a registration statement on Form S-3 or S-1 (the “Registration Statement”) to cover Investor’s resale of the Purchased Shares, Warrant Shares, Advisory Shares and True-up Shares pursuant to the Registration Rights Agreement in Exhibit B hereto (“Registration Rights Agreement”). Investor acknowledges and agrees that the rights afforded to investors in the Offering who are a party to the Registration Rights Agreement shall be applied in all cases on a pro rata basis among the investors in the Offering, including, without limitation, the Investor.

8. CLOSING.

The Company will deliver to Investor the following on or before the First Closing:

a. this Agreement executed by the Company;

b. the Warrants duly executed and issued by the Company;

c. certificate(s) representing the first tranche of Advisory Shares and Purchased Shares;

d. a duly executed copy of the Registration Rights Agreement;

e. confirmation of an effective irrevocable letter agreement with the Company’s transfer agent, in the form included herewith as Exhibit C (the “Letter Agreement”), directing the transfer to reserve and issue to Investor Securities pursuant to the terms of this Agreement; and

f. an officer’s certificate certifying that the Company’s representations in Section 9 are true and correct.

1.
Calculated based on 2.9% for every $1,000,000 invested.

Investor will deliver to the Company the following on or before the First Closing:

a.           this Agreement executed by the Investor;

b.           a duly executed copy of the Registration Rights Agreement;

c.           the Purchase Price for the first tranche of Purchased Shares.

The Company will deliver to Investor the following on or before the Second Closing:

a.           certificate(s) representing the second tranche of Advisory Shares and Purchased Shares; and

b.            an officer’s certificate certifying that the Company’s representations in Section 9 are true and correct.

Investor will deliver to the Company the following on or before the Second Closing:

a.           the Purchase Price for the second tranche of Purchased Shares.

9. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. In order to induce Investor to enter into this Agreement and to purchase the Securities provided for herein, Company represents and warrants to Investor as follows, which representations and warranties shall also be true and correct as of the First Closing and Second Closing:

a.           Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

b.           Non-Shell Status. The Company is not now nor has ever been a “shell company” as that term is defined in Rule 405 of the Securities Act.

c.           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Warrant, the Registration Rights Agreement and the Letter Agreement (all such documents together with all amendments, schedules, exhibits, annexes, supplements and related items, to each such document shall hereinafter be collectively referred to as, the “Transaction Documents”). The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by it of the transactions contemplated in, have been duly and validly authorized by all necessary corporate action. The Transaction Documents, when executed and delivered, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

d.           Disclosure. None of the Transaction Documents nor any other document, certificate or instrument furnished to the Investor by or on behalf of the Company in connection with the transactions contemplated by the Transaction Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

e.           Adequate Shares. The Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Agreement and the respective Warrants Agreement. The initial reserve will be set at 543,859 shares of common stock. Additional reserves shall be reserved according to the Letter Agreement with the Company’s transfer agent.

f.           Periodic Filings. The Company at all times will remain current in its reporting requirements with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including maintaining XBRL financial information on the Company’s corporate website. All information contained in the Company’s period filings with the SEC is true and correct to the best of the Company’s knowledge.

g.           Valid Issuance. All Securities to be issued pursuant to this Agreement, when issued, shall be duly and validly issued, fully paid, and nonassessable, and will be transferred free of liens, encumbrances and restrictions on transfer other than (a) restrictions on transfer under this Agreement and under applicable state and federal securities laws, and (b) restrictions on transfer under the Company’s governing documents.

h.           Legal Proceedings. There is no action, suit, proceeding, arbitration, claim, investigation or inquiry pending or, to the Company’s knowledge, threatened by or before any governmental body against the Company which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or its affiliates that would reasonably be expected to have a similar material adverse effect on the Company or its operations.

i.           No Conflicts. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance with the terms and provisions hereof, nor the issuance of the Securities, will conflict with, or result in a breach or violation of any of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, mortgage, indenture, lease, instrument, order, judgment, statute, law, rule or regulation to which the Company is subject.

j.           Non-public Information. The Company has not disclosed, and will not disclose while Investor owns any Securities, to Investor any material, non-public information of the Company.

k.           Capitalization. The Company currently has 50,000,000 common and 5,000,000 preferred shares of stock authorized; and 21,561,217 common shares and 545,522 preferred shares (161,135 Series A Preferred, 315,967 Series B Preferred and 68,420 Series C Preferred) are issued and outstanding as of the date hereof. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. As of the effective date of this Agreement, except as disclosed to Investor by the Company in Schedule 9(k)(i), there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act, and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities. The Company has provided Investor with true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”) and the Company’s By-laws, as in effect on the date hereof (the “By-laws”).

l.      Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to its common stock upon the issuance of the True-up Shares and Warrant Shares. The Company further acknowledges that its obligation to issue True-up Shares and Warrant Shares in accordance with this Agreement, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

m.      Absence of Certain Changes. Since its last periodic report filed with the SEC, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its subsidiaries.

n.      Patents, Copyrights, etc. The Company and each of its subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future). There is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the best of the Company’s knowledge, the Company’s or its subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

o.        Tax Status. The Company and each of its subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

p.      No Brokers. The Company hereby represents and warrants that it has not hired, retained or dealt with any broker, finder, consultant, person, firm or corporation in connection with the negotiation, execution or delivery of this Agreement or the transactions contemplated hereunder.

q.      Permits; Compliance. The Company and each of its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company.

r.        Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases.

s.       Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

t.        Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

u.        Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company. Upon written request the Company will provide to the Investor true and correct copies of all policies relating to directors’ and officers’ liability coverage, errors and omissions coverage, and commercial general liability coverage.

v.           Use of Proceeds. The Company covenants and warrants that it will use the Purchase Price received from Investor as working capital and as collateral to hedge its coffee inventory acquisitions.

10. REPRESENTATIONS AND WARRANTIES BY INVESTOR. Investor, by its acceptance of this Agreement, represents and warrants to Company as follows:

a. Investor is acquiring the Securities for its own account and not with a view towards distribution.

b. Investor is an “accredited investor” within the definition contained in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”). Investor has adequate net worth and means of providing for its current needs and contingencies and is able to sustain a complete loss of the investment in the Securities purchase, and has no need for liquidity in such investment. Investor, itself or through its officers, employees or agents, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment such as an investment in the Securities, and Investor, either alone or through its officers, employees or agents, has evaluated the merits and risks of the investment in the Securities.

c. Investor acknowledges and agrees that it is purchasing the Securities hereunder based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to the Company.

d. Investor has no contract, arrangement or understanding with any broker, finder, investment bank, financial intermediary or similar agent with respect to any of the transactions contemplated by this Agreement.

e. Authorization. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Investor, and this Agreement constitutes a valid and binding agreement of the Investor enforceable in accordance with its terms.

f. Organization, Good Standing and Power. The Investor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

g. No Conflicts. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance with the terms and provisions hereof, nor the purchase of the Securities, will conflict with, or result in a breach or violation of any of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, mortgage, indenture, lease, instrument, order, judgment, statute, law, rule or regulation to which the Investor is subject.

11. LIQUIDATED DAMAGES.

a. If (i) the Registration Statement is not filed with the SEC on or prior to the date 45 days from the Effective Date, (ii) the Registration Statement has not been declared effective by the SEC on or prior to the date 75 days from the Effective Date, or (iii)  any registration statement required by this Agreement is filed and declared effective by the Commission but shall thereafter cease to be effective or fail to be usable for its intended purpose (each such event referred to as a “Registration Default”), the Company hereby agrees to pay liquidated damages (“Liquidated Damages”) to Investor in an amount equal to 1% of the Purchase Price per month, which Liquidated Damages shall be increased to 5% of the Purchase Price per month if the Registration Statement is not effective within 150 days from the Effective Date.  Following the cure of all Registration Defaults relating to any particular registrable Securities, Liquidated Damages shall cease to accrue; provided, however, that, if after Liquidated Damages have ceased to accrue, a different Registration Default occurs, Liquidated Damages shall again accrue pursuant to the foregoing provisions. Any amounts due under this Section shall be paid by the fifth (5th) day of the month following the month in which they accrued.

b. If the Company fails to deliver any Securities due Investor hereunder on the date dictated by this Agreement (each a, “Delivery Date”), the Company shall pay to Investor in immediately available funds $500.00 per day past the Delivery Date that the Securities are actually issued. Any amounts due under this Section shall be paid by the fifth (5th) day of the month following the month in which they accrued. The Company agrees that the right to receive Securities is a valuable right to Investor and a material consideration of it entering this Agreement. The parties agree that it would be impracticable and extremely difficult to ascertain the amount of actual damages caused by a failure of the Company to timely deliver shares as required hereby. Therefore, the parties agree that the foregoing liquidated damages provision represents reasonable compensation for the loss which would be incurred by the Investor due to any such breach. The parties agree that this Section is not intended to in any way limit Investor’s right to pursue other remedies, including actual damages and/or equitable relief.

c. The Company and Investor hereto acknowledge and agree that the sums payable as Liquidated Damages under subsection 11(a) and 11(b) above shall constitute liquidated damages and not penalties and are in addition to all other rights of the Holders, including the right to call a default under the Securities Purchase Agreement.  The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable relationship to, and are not plainly or grossly disproportionate to, the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a registration statement, (iii) one of the reasons for the Company and the Investor reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and (iv) the Company and the Investor are sophisticated business parties and have been represented by sophisticated and able legal counsel and negotiated this Agreement at arm’s length.

12. EVENTS OF DEFAULT. An event of default will occur if any of the following circumstances occur (each an “Event of Default”):

a.
Any representation or warranty made by Company in this Agreement or in connection with any Transaction Documents, or in any financial statement, or any other statement furnished by Company to Investor is untrue in any material respect at the time when made or becomes untrue.

b.
Default by Company in the observance or performance of any other material covenant or agreement contained in this Agreement or Transaction Documents.

c.
Filing by Company of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

d.
Filing of an involuntary petition against Company in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded or undischarged.
e. Company liquidates, transfers, sells or assigns substantially its assets or elects to wind down its operations or dissolve.

f. The Company fails to stay current in its SEC reporting obligations, including maintaining XBRL financial information on the Company’s corporate website.

g. The Company fails to maintain irrevocable TA instruction on file with the Company’s transfer agent.

h. The Company fails to deliver the Investor the Securities by the Delivery Date.

13. REMEDIES. (i) There will be no cure period available for the Event of Default as defined in Section 12(c) and 12(d); (ii) upon the occurrence of an Event of Default as defined above, and provided such Event of Default as defined in Section 12(a) and 12(b), and Section 12(e) through 12(h), has not been cured by the Company within three (3) business days after the occurrence of such Event of Default Investor shall have all of the rights and remedies provided by applicable law and equity. To the extent permitted by law, Company waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement, and/or any Warrants. No failure or delay on the part of Investor in exercising any right, power, or privilege hereunder or thereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. In the event Investor shall refer this Agreement and/or the Warrants Agreement to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Investor’s rights, including reasonable attorney's fees, whether or not suit is instituted.

14. NOTICE. Any and all notices, demands, advance requests or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if (i) personally served, (ii) sent by email on the date such email is sent (provided confirmation of such email being sent is provided upon request) (iii) deposited in the United States mail, postage prepaid, return receipt requested, or (iv) by facsimile with confirmation receipt. Notice hereunder is to be given as follows:

If to the Company:

Youngevity International, Inc.
2400 Boswell Road
Chula Vista, CA 91914
Attn: Stephan Wallach

with a copy to:

Gracin & Marlow, LLP
The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York 10174
Attn: Leslie Marlow, Esq.

If to the Investor:

with a copy to:

15. GENERAL PROVISIONS. All representations and warranties made in the Transaction Documents shall survive the execution and delivery of this Agreement and the acquisition of Securities for a period of two years. This Agreement will be binding upon and inure to the benefit of Company and Investor, their respective successors and assigns.

16. ENTIRE AGREEMENT. The Transaction Documents contain the entire agreement of the parties and supersede and replace all prior discussions, negotiations and representations of the parties. No party shall rely upon any oral representations in entering into this Agreement, such oral representations, if any, being expressly denied by the party to whom they are attributed and it being the intention of the parties to limit the terms of this Agreement to those matters contained herein in writing.

17. BINDING EFFECT. This Agreement is binding upon and inures to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns. Investor may assign its rights hereunder without prior permission from the Company.

18. GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflict of law provisions. All disputes arising out of or in connection with this Agreement, or in respect of any legal relationship associated with or derived from this Agreement, shall only be heard in any competent court residing in Broward County, Florida. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. The Company further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. The Company agrees that any action on or proceeding brought against the Investor shall only be brought in such courts.

19. ATTORNEYS FEES. In the event the Investor hereof shall refer the Transaction Agreements to an attorney to enforce the terms thereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Investor's rights, including reasonable attorney's fees, if a suit is instituted and Investor is the prevailing party.

20. AMENDMENT. The terms of this Agreement may not be amended, modified, or eliminated without written consent of the parties.

21. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision thereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

22. CONSTRUCTION. Section and paragraph headings are for convenience only and do not affect the meaning or interpretation of this Agreement. No rule of construction or interpretation that disfavors the party drafting this Agreement or any of its provisions will apply to the interpretation of this Agreement. Instead, this Agreement will be interpreted according to the fair meaning of its terms.

23. FURTHER ASSURANCES. Each party hereto agrees to do all things, including execute, acknowledge and/or deliver any documents which may be reasonably necessary, appropriate or desirable to effectuate the transactions contemplated herein pursuant to terms and conditions of this Agreement.

24. COUNTERPARTS. The parties agree that this Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which, taken together, shall constitute one and the same instrument. The parties further agree that this Agreement may be executed by telecopy or fax of the signature page, which countersigned faxed signature will for all purposes be deemed an execution.

IN WITNESS WHEREOF, the parties hereto enter into this Securities Agreement which is effective as of the date first above written.

COMPANY: Youngevity International, Inc. By: ___________________________________ Name: Stephan Wallach Title: Chief Executive Officer	INVESTOR: By: Name: Title:

EXHIBIT A

WARRANT FORM

A-1

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

B-1

EXHIBIT C

TRANSFER AGENT LETTER AGREEMENT

C-1